UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On December 2, 2010 Liberty Media Corporation (“Liberty”) announced that Liberty has exchanged its entire equity stake in IAC for a combination of operating assets and cash in a transaction intended to be tax-free to Liberty and IAC.  Pursuant to the transaction, completed on December 1, Liberty exchanged approximately 12.8 million shares of IAC stock (consisting of approximately 8.5 million shares of Class B stock and 4.3 million shares of common stock, and representing approximately 60% of the total votes of all classes of IAC stock) for all of the capital stock of a wholly-owned subsidiary of IAC that holds the Evite and Gifts.com businesses, and approximately $220 million in cash. These assets will be attributed to the Liberty Interactive tracking stock group.

The information included in this Item 7.01 and the related press release set forth as Exhibit 99.2 to this Form 8-K are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD.

Item 8.01.  Other Matters

On November 30, 2010 Liberty Media Corporation announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the UBS 38TH Annual Global Media and Communications Conference on Tuesday, December 7th at 2:30 p.m., Eastern Time at the Grand Hyatt New York in New York City, New York.  During his presentation, Mr. Maffei may make observations regarding the company’s financial performance and outlook and may discuss the previously announced split-off of the Liberty Capital and Liberty Starz tracking stock groups.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated November 30, 2010
99.2	Press Release dated December 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2010

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
		Name:	Wade Haufschild
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated November 30, 2010
99.2	Press Release dated December 2, 2010